                                                    EXHIBIT 21


Subsidiaries of the Registrant                      State or
- ------------------------------                       Other
                                                Jurisdiction of
Name                                             Incorporation
- -----                                              -----------
(1) St. Paul Fire and Marine Insurance Company      Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.            Minnesota
     (ii) St. Paul Guardian Insurance Co.           Minnesota
    (iii) The St. Paul Insurance Co.                Texas
     (iv) The St. Paul Insurance Co. of Illinois    Illinois
      (v) St. Paul Specialty Underwriting, Inc.     Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.  Delaware
          (b) St. Paul Risk Services, Inc.          Minnesota
          (c) Ramsey Insurance Co.                  Minnesota
          (d) Athena Assurance Co.                  Minnesota
     (vi) St. Paul Property and Casualty
           Insurance Co.                            Nebraska
    (vii) St. Paul Insurance Co. of North Dakota    North Dakota
   (viii) St. Paul Fire and Casualty Insurance Co.  Wisconsin
     (ix) Economy Fire & Casualty Co.               Illinois
          (a) Economy Preferred Insurance Co.       Illinois
          (b) Economy Premier Assurance Co.         Illinois
          (c) Premier Assurance Center, Inc.        Illinois
      (x) St. Paul Indemnity Insurance Co.          Indiana
     (xi) St. Paul Properties, Inc.                 Delaware
          Subsidiaries:
          (a) 77 Water Street, Inc.                 Minnesota
          (b) St. Paul Interchange, Inc.            Minnesota
          (c) St. Paul 345, Inc.                    Minnesota
          (d) 350 Market Street                     Minnesota
          (e) St. Paul Cambridge, Inc.              Minnesota
    (xii) Seaboard Surety Company                   New York
          Subsidiary:
          (a) Seaboard Surety Company of Canada     Canada
   (xiii) St. Paul Media,Inc.                       Minnesota
    (xiv) St. Paul Private RE, Inc.                 Minnesota
     (xv) St. Paul Venture Capital, Inc.            Minnesota
    (xvi) St. Paul Land Resources, Inc.             Minnesota
   (xvii) St. Paul Lloyds Holdings, Inc.            Texas
  (xviii) St. Paul Management Services, Inc.        Minnesota

(2) Minet Holdings, Inc.                            New York
    Subsidiaries:
      (i) The Swett & Crawford Group, Inc.          California
          Subsidiaries:
          (a) Swett Insurance Managers of
                Nevada, Inc.                        Nevada
          (b) Swett Insurance Managers of
                Idaho, Inc.                         Idaho
          (c) Durin Financial Corporation           Wisconsin
          (d) Swett Insurance Managers of
                California, Inc.                    California
          (e) Swett Insurance Managers of
                Pennsylvania, Inc.                  Pennsylvania
          (f) Montgomery General Agency of
                New Jersey, Inc.                    New Jersey
          (g) Swett & Crawford                      California
           Subsidiaries:
            (1) Swett & Crawford of Texas, Inc.       Texas
            (2) Swett & Crawford of Hawaii, Inc.      Hawaii
            (3) Swett Insurance Managers, Inc.        Colorado
          (h) Swett & Crawford of Connecticut, Inc.   Connecticut
          (i) Swett Insurance Managers of Maine, Inc. Maine
          (j) Swett & Crawford Insurance Agency
                of Massachusetts                    Massachusetts
     (ii) Minet Re North America, Inc.              Georgia
          Subsidiaries:
          (a) RFC Intermediaries, Inc.              California
          (b) Tailored Awards, Inc.                 Minnesota
          (c) RFC Management Corporation            Minnesota
          (d) Intere Intermediaries, Inc.           New York
           Subsidiaries:
            (1) Intere Bermuda                      Bermuda
            (2) Intere Far East, Ltd.               Hong Kong
            (3) Port Cove Associates                New York
          (e) IOC Reinsurance Brokers, Ltd.         Canada
    (iii) Continental Underwriters, Ltd.            Louisiana
     (iv) Minet, Inc.                               New Jersey
          Subsidiary:
          (a) Minet Insurance Services, Inc.        California
          (b) Minet Insurance Services of
                Texas, Inc.                         Texas
      (v) Minet Limited - Bermuda                   Bermuda

(3) St. Paul (UK) Ltd.                              United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                  United Kingdom
     (ii) St. Paul Management Limited               United Kingdom
    (iii) Selsdon Insurance Management Limited      United Kingdom
     (iv) St. Paul International Insurance
           Company Limited                          United Kingdom
      (v) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                       Spain
     (vi) Minet Group*                              United Kingdom
          Subsidiaries:
          (a) Associated Insurance Brokers
                of Botswana (Pty) Limited           Botswana
          (b) JH Minet Reinsurance Brokers
                Limited                             United Kingdom
          (c) Minet Australia Limited               Australia
          (d) Minet Burn & Roche Pty Limited        Australia
          (e) Minet Consultancy Services Limited    United Kingdom
          (f) Minet Hong Kong Limited               Hong Kong
          (g) Minet Inc.                            Canada
          (h) Minet Limited                         United Kingdom
          (i) Minet Zimbabwe (Pvt) Limited          Zimbabwe
          (j) Minet ICDC Insurance Brokers Ltd.     Kenya

(4) St. Paul Reinsurance Management Corporation     New York
    Subsidiary:
      (i) Excess & Treaty Management Corporation    New York

(5) The John Nuveen Company**                       Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated            Delaware
     (ii) Nuveen Advisory Corp.                     Delaware
    (iii) Nuveen Institutional Advisory Corp.       Delaware

(6) St. Paul Investments Limited                    United Kingdom

(7) Camperdown Corporation                          Delaware


*Minet Group and its listed subsidiaries also conduct insurance brokerage business through a number of wholly-owned subsidiaries.
A total of eight such subsidiaries operate in the United States and 61 operate in foreign countries. These 69 subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of Dec. 31, 1994.

**The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 40% interest, and Fire and Marine, which holds a 37% interest.